ProPetro Reports Financial Results for the Second Quarter of 2024 MIDLAND, Texas, July 31, 2024, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the second quarter of 2024. Second Quarter 2024 Results and Highlights • Total revenue of $357 million decreased 12% compared to the prior quarter. • Net loss was $4 million ($0.03 loss per diluted share) as compared to net income of $20 million in the prior quarter ($0.18 income per diluted share). • Adjusted EBITDA(1) of $66 million was 19% of revenue and decreased 29% compared to the prior quarter. • Net cash provided by operating activities was $105 million with Free Cash Flow(2) of $48 million. • Year-to-date net cash provided by operating activities, Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration(2) were $180 million, $89 million, and $110 million, respectively. • Four FORCESM electric hydraulic fracturing fleets are now under contract to leading customers with three FORCESM electric fleets currently operating. • Placed an order for our fifth FORCESM electric fleet to be delivered and deployed in 2024. • Effective frac fleet utilization was 15.5 fleets compared to 15.0 fleets in the prior quarter. • Acquired Aqua Prop LLC ("AquaPropSM"), an innovative provider of cost-effective wet sand solutions. • Repurchased and retired 2.5 million shares during the quarter with total repurchases of 11.3 million shares representing approximately 10% of outstanding shares since plan inception in May 2023. (1) Adjusted EBITDA is a non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.” (2) Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration are non-GAAP financial measures and are described and reconciled to net cash from operating activities in the table under “Non-GAAP Financial Measures." Management Comments Sam Sledge, Chief Executive Officer, commented, "In the second quarter of 2024, despite industry challenges, ProPetro's strategic focus on industrializing our business and creating long term value remains strong. We continue to generate strong free cash flow, showcasing the effectiveness of our strategy. Our ongoing transition from diesel equipment to FORCESM electric equipment remains on track, bolstering our competitive edge both commercially and operationally. Our recent acquisitions, including AquaPropSM, highlight our disciplined approach to value accretive M&A and in the face of a challenging energy services landscape, ProPetro's strategic initiatives are delivering. Our transformational efforts, including fleet optimization, share repurchases, and opportunistic acquisitions, have bolstered our financial resilience and positioned us favorably amidst industry headwinds. Demand for our bifurcated services remains strong, underscored by our commitment to operational excellence and the deployment of innovative technologies like our FORCESM electric equipment. With a clear focus on industrialization and disciplined capital allocation, we are confident in our ability to sustain strong free cash flow and drive long-term value for our stakeholders." David Schorlemer, Chief Financial Officer, said, "Our second quarter results reflect a remarkable turnaround unfolding at ProPetro, one of reliable free cash flow generation. While revenues and profitability were impacted by some customer delays and pricing pressures predominantly on our Tier II diesel frac fleets, capital spending remained low driving a fifth consecutive quarter of strong free cash flow. Another key aspect of our strategy has been selective M&A to complement our existing businesses and drive incremental free cash flow per share. Since acquiring Silvertip, we have repurchased and retired more than 100% of the number of shares issued to Silvertip shareholders during the acquisition. Additionally, we are continuing to benefit from the high EBITDA to free cash flow conversion of this EXHIBIT 99.1 segment. We expect our disciplined investments and consistent operations to continue to drive more durable free cash flow today and in the future." Second Quarter 2024 Financial Summary Revenue was $357 million, compared to $406 million for the first quarter of 2024. The 12% decrease in revenue was largely attributable to customer delays, pricing pressures particularly on our Tier II diesel assets, and weather impact in our hydraulic fracturing and wireline businesses during the quarter. Cost of services, excluding depreciation and amortization of approximately $56 million relating to cost of services, decreased to $266 million from $289 million during the first quarter of 2024. General and administrative expense of $31 million increased from $28 million in the first quarter of 2024. G&A expense excluding nonrecurring and noncash items (stock-based compensation, transaction expense, and other items) of $6 million, was $25 million, or 7% of revenue. Net loss totaled $4 million, or $0.03 per diluted share, compared to net income of $20 million, or $0.18 per diluted share, for the first quarter of 2024. Adjusted EBITDA decreased to $66 million from $93 million in the first quarter of 2024 primarily related to decreased revenues noted above. Net cash provided by operating activities was $105 million as compared to $75 million in the prior quarter. Free Cash Flow was approximately $48 million as compared to Free Cash Flow of approximately $41 million in the prior quarter. Share Repurchase Program On April 24, 2024, the Company announced a $100 million increase to its share repurchase program increasing it to a total of $200 million while extending the plan to May 2025. During the quarter, the Company repurchased and retired 2.5 million shares for $23 million. Since inception, the Company has acquired and retired 11.3 million shares representing approximately 10% of its outstanding shares as of the date of plan inception. Liquidity and Capital Spending As of June 30, 2024, total cash was $67 million and our borrowings under the ABL Credit Facility were $45 million. Total liquidity at the end of the second quarter of 2024 was $145 million including cash and $78 million of available capacity under the ABL Credit Facility. Capital expenditures during the second quarter of 2024 were primarily related to maintenance and support equipment for our FORCESM electric hydraulic fracturing fleet deployments. Net cash used in investing activities during the second quarter of 2024 was $57 million of which $21 million was related to the acquisition of AquaPropSM. Guidance The Company is now reducing our full-year 2024 capital expenditure guidance to be between $175 million to $200 million, down from our prior guidance of $200 million to $250 million. Our effective frac fleet utilization for the second quarter was 15.5 fleets, which was above the guidance range we had provided. Thanks to efficiencies exceeding our expectations from previous years, we are shifting away from reporting on fleet utilization based on days worked. Instead, we'll focus on guiding and reporting the number of active frac fleets, which we believe better represents asset utilization in our hydraulic fracturing business. During the second quarter, 14 hydraulic fracturing fleets were active and we expect to run approximately 14 active frac fleets in the third quarter of 2024. EXHIBIT 99.1

Outlook Mr. Sledge added, “Looking ahead, we expect the second half of the year to play out similarly to the first half. Our bifurcated fleet offering paired with a first class operating team is contributing to industry-leading efficiencies and high customer satisfaction. The demand for our FORCESM electric equipment continues to outstrip our current supply and that demand coupled with the continued integration of our recent acquisitions should support even more resilient earnings as we progress through the balance of this year and beyond. Additionally, with our strong balance sheet and steady free cash flow generation, we continue to make excellent progress on all our strategic priorities, and we will continue to evaluate opportunities to further enhance financial returns and the overall competitiveness of our offering.” Mr. Sledge concluded, “Our strategy is designed to navigate the current market environment and drive long-term value. With a focus on operational excellence, advanced technology adoption, and a sound financial footing, ProPetro has minimized the volatility present in past cycles and is well-prepared to capitalize on the opportunities ahead." Conference Call Information The Company will host a conference call at 8:00 AM Central Time on Wednesday, July 31, 2024, to discuss financial and operating results for the second quarter of 2024. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 9918646. The Company has also posted the scripted remarks on its website. About ProPetro ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com. Forward-Looking Statements Except for historical information contained herein, the statements and information in this news release and discussion in the scripted remarks described above are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” "confident," “plan,” “project,” “budget,” "design," “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward-looking statements. Our forward-looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, industry trends and activity levels, our business strategy, projected financial results and future financial performance, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy and our share repurchase program. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward- looking statements are subject to a number of risks and uncertainties that may cause actual events and EXHIBIT 99.1 results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the global macroeconomic uncertainty related to the conflict in the Israel-Gaza region and continued hostilities in the Middle East, including rising tensions with Iran, and the Russia- Ukraine war, general economic conditions, including the impact of continued inflation, central bank policy actions, bank failures, and the risk of a global recession, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law. Investor Contacts: David Schorlemer Chief Financial Officer david.schorlemer@propetroservices.com 432-227-0864 Matt Augustine Director, Corporate Development and Investor Relations matt.augustine@propetroservices.com 432-219-7620 ### EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited) Three Months Ended June 30, 2024 March 31, 2024 June 30, 2023 REVENUE - Service revenue $ 357,021 $ 405,843 $ 435,249 COSTS AND EXPENSES Cost of services (exclusive of depreciation and amortization) 265,845 288,641 297,791 General and administrative (inclusive of stock- based compensation) 30,910 28,226 29,021 Depreciation and amortization 57,522 52,206 41,118 Loss on disposal of assets 3,277 6,458 14,836 Total costs and expenses 357,554 375,531 382,766 OPERATING (LOSS) INCOME (533) 30,312 52,483 OTHER (EXPENSE) INCOME: Interest expense (1,965) (2,029) (1,180) Other income (expense), net 2,403 1,405 72 Total other (expense) income, net 438 (624) (1,108) INCOME (LOSS) BEFORE INCOME TAXES (95) 29,688 51,375 INCOME TAX BENEFIT (EXPENSE) (3,565) (9,758) (12,118) NET (LOSS) INCOME $ (3,660) $ 19,930 $ 39,257 NET (LOSS) INCOME PER COMMON SHARE: Basic $ (0.03) $ 0.18 $ 0.34 Diluted $ (0.03) $ 0.18 $ 0.34 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic 106,303 108,540 114,737 Diluted 106,303 108,989 114,796 NOTE: Certain reclassifications to loss on disposal of assets and depreciation and amortization have been made to the statement of operations and the statement of cash flows for the periods prior to 2024 to conform to the current period presentation. EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited) June 30, 2024 December 31, 2023 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 66,886 $ 33,354 Accounts receivable - net of allowance for credit losses of $236 and $236, respectively 220,699 237,012 Inventories 18,742 17,705 Prepaid expenses 11,870 14,640 Short-term investment, net 7,797 7,745 Other current assets 1,153 353 Total current assets 327,147 310,809 PROPERTY AND EQUIPMENT - net of accumulated depreciation 923,213 967,116 OPERATING LEASE RIGHT-OF-USE ASSETS 125,546 78,583 FINANCE LEASE RIGHT-OF-USE ASSETS 40,411 47,449 OTHER NONCURRENT ASSETS: Goodwill 26,754 23,624 Intangible assets - net of amortization 67,384 50,615 Other noncurrent assets 1,872 2,116 Total other noncurrent assets 96,010 76,355 TOTAL ASSETS $ 1,512,327 $ 1,480,312 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable $ 158,907 $ 161,441 Accrued and other current liabilities 87,663 75,616 Operating lease liabilities 30,349 17,029 Finance lease liabilities 18,625 17,063 Total current liabilities 295,544 271,149 DEFERRED INCOME TAXES 103,462 93,105 LONG-TERM DEBT 45,000 45,000 NONCURRENT OPERATING LEASE LIABILITIES 58,560 38,600 NONCURRENT FINANCE LEASE LIABILITIES 23,013 30,886 OTHER LONG-TERM LIABILITIES 10,900 3,180 Total liabilities 536,479 481,920 COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY: Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively — — Common stock, $0.001 par value, 200,000,000 shares authorized, 104,524,320 and 109,483,281 shares issued, respectively 105 109 Additional paid-in capital 890,439 929,249 Retained earnings 85,304 69,034 Total shareholders’ equity 975,848 998,392 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 1,512,327 $ 1,480,312 EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) Six Months Ended June 30, 2024 2023 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 16,270 $ 67,990 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 109,728 79,389 Deferred income tax expense 10,357 18,897 Amortization of deferred debt issuance costs 217 140 Stock-based compensation 8,360 7,294 Loss on disposal of assets 9,735 49,443 Unrealized (gain) loss on short-term investment (52) 3,846 Changes in operating assets and liabilities, net of effects of business acquisition: Accounts receivable 26,641 (35,178) Other current assets (568) (983) Inventories (1,036) (6,792) Prepaid expenses 2,797 (144) Accounts payable (5,254) (3,160) Accrued and other current liabilities 2,568 6,272 Net cash provided by operating activities 179,763 187,014 CASH FLOWS FROM INVESTING ACTIVITIES: Capital expenditures (71,805) (223,775) Business acquisition, net of cash acquired (21,038) — Proceeds from sale of assets 1,920 2,044 Net cash used in investing activities (90,923) (221,731) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from borrowings — 30,000 Payment of debt issuance costs — (1,179) Payments on finance lease obligations (8,542) — Tax withholdings paid for net settlement of equity awards (1,270) (3,383) Share repurchases (45,496) (17,470) Net cash (used in) provided by financing activities (55,308) 7,968 NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH 33,532 (26,749) CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period 33,354 88,862 CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period $ 66,886 $ 62,113 EXHIBIT 99.1

EXHIBIT 99.1

Reportable Segment Information

(in thousands)	Three Months Ended June 30, 2024				
	Hydraulic Fracturing	Wireline	All Other	Reconciling Items	Total
Service revenue	$ 271,628	$ 49,202	$ 36,277	$ (86)	$ 357,021
Adjusted EBITDA	$ 63,623	$ 10,793	$ 6,583	$ (14,937)	$ 66,062
Depreciation and amortization	$ 50,082	$ 5,129	$ 2,279	$ 32	$ 57,522
Operating lease expense on FORCE[SM] fleets [(1)]	$ 11,533	$ —	$ —	$ —	$ 11,533
Capital expenditures incurred	$ 25,631	$ 1,943	$ 4,376	$ —	$ 31,950

(in thousands)	Three Months Ended March 31, 2024				
	Hydraulic Fracturing	Wireline	All Other	Reconciling Items	Total
Service revenue	$ 309,300	$ 60,805	$ 35,738	$ —	$ 405,843
Adjusted EBITDA	$ 86,119	$ 16,786	$ 4,861	$ (14,371)	$ 93,395
Depreciation and amortization	$ 44,995	$ 4,915	$ 2,271	$ 25	$ 52,206
Operating lease expense on FORCE[SM] fleets [(1)]	$ 8,592	$ —	$ —	$ —	$ 8,592
Capital expenditures incurred	$ 35,988	$ 2,386	$ 1,466	$ —	$ 39,840

(1) *Represents lease cost related to operating leases on our FORCE[SM] electric-powered hydraulic fracturing fleets. This cost is recorded within cost of services in our condensed consolidated statements of operations.*

Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration are not financial measures presented in accordance with GAAP. We define EBITDA as net income (loss) plus (i) interest expense, (ii) income tax expense (benefit) and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA plus (i) loss (gain) on disposal of assets, (ii) stock-based compensation, (iii) other expense (income), (iv) other unusual or nonrecurring (income) expenses such as costs related to asset acquisitions, insurance recoveries, one-time professional fees and legal settlements and (v) retention bonus and severance expense. We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities. We define Free Cash Flow adjusted for Acquisition Consideration as Free Cash Flow excluding net cash paid as consideration for business acquisitions.

We believe that the presentation of these non-GAAP financial measures provide useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA, and net cash from operating activities is the GAAP measure most directly comparable to Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA, Free Cash Flow or Free Cash Flow adjusted for Acquisition Consideration in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA, Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliation of Net Income to Adjusted EBITDA Three Months Ended (in thousands) June 30, 2024 March 31, 2024 Net (loss) income $ (3,660) $ 19,930 Depreciation and amortization 57,522 52,206 Interest expense 1,965 2,029 Income tax expense 3,565 9,758 Loss on disposal of assets 3,277 6,458 Stock-based compensation 4,618 3,742 Other income, net (1) (2,403) (1,405) Other general and administrative expense, net 1,113 59 Retention bonus and severance expense 65 618 Adjusted EBITDA $ 66,062 $ 93,395 (1) Other income for the three months ended June 30, 2024 is primarily comprised of tax refunds of $1.7 million and a $0.7 unrealized gain on short-term investment. Other income for the three months ended March 31, 2024 includes insurance reimbursements of $2.0 million, partially offset by $0.6 million unrealized loss on short-term investment. EXHIBIT 99.1

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration Three Months Ended Six Months Ended (in thousands) June 30, 2024 March 31, 2024 June 30, 2024 June 30, 2023 Net Cash provided by Operating $ 104,941 $ 74,822 $ 179,763 $ 187,014 Net Cash used in Investing Activities (57,076) (33,847) (90,923) (221,731) Free Cash Flow 47,865 40,975 88,840 (34,717) Acquisition Consideration 21,038 — 21,038 — Free Cash Flow adjusted for Acquisition Consideration $ 68,903 $ 40,975 $ 109,878 $ (34,717) EXHIBIT 99.1